SCHEDULE  14A  INFORMATION

PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A)  OF  THE  SECURITIES
EXCHANGE  ACT  OF  1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[  ]  Confidential,  for  Use  of  the  Commission  Only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to Sec. 240.14a-11(c) or Sec. 240.14a-12

Bioanalytical Systems, Inc.
-------------------------------------------------------
(Name  of  Registrant  as  Specified  In  Its  Charter)

----------------------------------------------------------------------------
Name  of  Person(s)  Filing  Proxy  Statement if  other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
     1.  Title  of  each  class  of  securities  to  which  transaction applies:
     2.  Aggregate  number  of  securities  to  which  transaction  applies:
     3.  Per  unit price  or  other  underlying  value  of  transaction computed pursuant  to  Exchange Act Rule 0-11 (Set forth the amount on which the
		 filing fee  is  calculated  and  state  how  it  was  determined):
     4.  Proposed  maximum  aggregate  value  of  transaction:
     5.  Total  fee  paid:
[  ] Fee  paid  previously  with  preliminary  materials.

[  ] Check  box  if any part of the  fee is offset  as  provided by Exchange Act
     Rule 0-11(a)(2) and  identify the  filing for which the  offsetting fee was
	 paid  previously.   Identify  the previous filing by registration statement
	 number, or the  Form  or  Schedule  and  the  date  of  its  filing.
     1.  Amount  Previously  Paid:
     2.  Form,  Schedule  or  Registration  Statement  No.:
     3.  Filing  Party:
     4.  Date  Filed:

BIOANALYTICAL  SYSTEMS,  INC.
NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS
TO  BE  HELD  FEBRUARY  18,  1999

To  the  Shareholders  of  Bioanalytical  Systems,  Inc.:

The Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (the "Company") will be held at the principal executive offices of the Company, 2701 Kent Avenue, West Lafayette, Indiana 47906 on Thursday, February 18, 1999 at 10:00 a.m. (EST) for the following purposes:

-     To  elect  directors  of  the  Company  to  serve  for  a  one-year  term;

- To ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September
	  30, 1999;  and

-     To  transact such  other business as may properly come before the meeting.

Holders of Common Shares of record at the close of business on December 31, 1998 are entitled to notice of and to vote at the Annual Meeting.

By  Order  of  the  Board  of  Directors,

/s/ Candice B. Kissinger
Candice  B.  Kissinger
Secretary

January  18,  1999
West  Lafayette,  Indiana


YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

BIOANALYTICAL  SYSTEMS,  INC.
PROXY  STATEMENT
ANNUAL  MEETING  OF  SHAREHOLDERS
TO  BE  HELD  FEBRUARY  18,  1999

GENERAL  INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Bioanalytical Systems, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, February 18, 1999, and at any adjournment thereof. The meeting will be held at the principal executive offices of the Company, 2701 Kent Avenue, West Lafayette, Indiana, 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about January 20, 1999.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company. The signing of a proxy does not preclude a shareholder from attending the meeting in person. All proxies returned prior to the meeting will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted (1) FOR the election of the nominees for director named below, and (2) FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 1999. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

As of the close of business on December 31, 1998, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,503,176 Common Shares of the Company. Each outstanding Common Share is entitled to one vote. The Company has no other voting securities. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the Common Shares are present, in person or by proxy, at the meeting. The nominees for director will be elected by a plurality of the votes cast, assuming a quorum is present. All other matters, including the approval of the independent auditors, will be approved by a majority of the votes cast.

A copy of the Annual Report of the Company, including financial statements and a description of operations for the fiscal year ended September 30, 1998, has preceded or accompanies this proxy statement. The financial statements contained in that report are not incorporated by reference herein.

The solicitation of proxies is being made by the Company, and all expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person or by telephone.

Shareholder proposals to be considered for presentation to the 1999 Annual Meeting of Shareholders must be submitted in writing and received by the Company on or before August 1, 1999.

The mailing address of the principal offices of the Company is 2701 Kent Avenue, West Lafayette, Indiana 47906.

BENEFICIAL  OWNERSHIP  OF  COMMON  SHARES

The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of five percent or more of the outstanding Common Shares of the Company as of December 31, 1998, and also sets forth such data with respect to each director of the Company, each officer listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the Common Shares indicated.





                               SHARES         SHARES
                               BENEFICIALLY   BENEFICIALLY
                               OWNED(1)       OWNED(1)
                               -------------  ------------

NAME                           NUMBER         PERCENT
                               -------------  ------------
Primus Capital Fund II, L.P.
1375 E. Ninth Street
Suite 2700
Cleveland, Ohio 44114                470,250         10.4%

Middlewest Ventures II, L.P.
201 N. Illinois St.
Suite 300
Indianapolis, Indiana 46204          282,149          6.3%

Peter T. Kissinger(2)              1,279,155         28.4%

Ronald E. Shoup(3)                    93,966          2.1%

Candice B. Kissinger(4)            1,279,155         28.4%

William E. Baitinger(5)              137,734          3.1%

Michael K. Campbell                   27,086           .6%

John A. Kraeutler                          -            -

W. Leigh Thompson                          -            -

All executive officers
and directors as a group           1,784,450         38.9%

____________
(1) Unless otherwise noted, all addresses are in care of the Company at 2701 Kent Avenue, West Lafayette, Indiana 47906.

(2) Includes (i) 252,309 Common Shares beneficially owned by Candice B. Kissinger, the wife of Dr. Kissinger, and (ii) 595,904 Common Shares owned jointly by Dr. and Mrs. Kissinger.

(3) Includes (i) 74,286 Common Shares owned jointly by Dr. Shoup and his wife and (ii) 19,228 Common Shares issuable upon the exercise of options under the 1990 Employee Incentive Stock Option Plan exercisable within 60 days of December 31, 1998.

(4) Includes (i) 430,942 Common Shares beneficially owned by Peter T. Kissinger and (ii) 595,904 Common Shares owned jointly by Dr. and Mrs. Kissinger.

(5)  Includes  53,089 Common Shares owned jointly by Mr. Baitinger and his wife.

1.  ELECTION  OF  DIRECTORS

NOMINEES

The Bylaws of the Company provide for no fewer than seven and no greater than nine directors, each of whom is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Board of Directors has nominated all of the current directors for reelection at the Annual Meeting. The directors nominated for reelection are: Peter T. Kissinger, Candice B. Kissinger, Ronald E. Shoup, William E. Baitinger, Michael K. Campbell, John A. Kraeutler and W. Leigh Thompson (collectively, the "Nominated Directors").

Unless authority to vote for the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director will be unable or unwilling to serve. Proxies will not be voted for more than seven nominees. Those nominees receiving at least a plurality of the votes eligible to be cast will be elected to the Board of Directors.

The  directors  of  the  Company  as  of  December  31,  1998  are  as  follows:





                                                                    Served as       Term
Name                       Age  Position                            Director Since  Ends
-------------------------  ---  ----------------------------------  --------------  ----
Peter T. Kissinger, Ph.D.   54  Chairman of the Board;                        1974  1999
                                President; Chief Executive Officer

Ronald E. Shoup, Ph.D.      47  President, Research Services Unit;            1991  1999
                                Vice President, Research and
                                Development; Director

Candice B. Kissinger        47  Vice President, International                 1978  1999
                                Marketing; Secretary; Director

William E. Baitinger        65  Director                                      1979  1999

Michael K. Campbell         47  Director                                      1991  1999

John A. Kraeutler           50  Director                                      1997  1999

W. Leigh Thompson, Ph.D.    60  Director                                      1997  1999

EXECUTIVE  OFFICERS

The  executive  officers  of the Company as of December 31, 1998 are as follows:



                                                                        Served as
Name                        Age  Position                               Officer Since
--------------------------  ---  -------------------------------------  -------------
Peter T. Kissinger, Ph.D.    54  Chairman of the Board;                          1974
                                 President; Chief Executive Officer

Ronald E. Shoup, Ph.D.       47  President, Research Services Unit;              1983
                                 Vice Pres., Research & Dev.; Director

Craig S. Bruntlett, Ph.D.    49  Vice President,                                 1992
                                 Electrochemical Products

Donnie A. Evans              52  Vice President, Engineering                     1988

Stephen Geary, Ph.D.         57  Vice President, United States                   1992
                                 Sales and Marketing

Candice B. Kissinger         47  Vice President, International                   1981
                                 Marketing; Secretary and Director

Lina L. Reeves-Kerner        48  Vice President, Human Resources                 1995

Michael P. Silvon, Ph.D.     51  Vice President, Business Development            1997

James B. Spence              55  Managing Director, BAS Analytics Ltd.           1998

Denise M. Wallworth, Ph.D.   45  Managing Director, BAS Technicol Ltd.           1995

Douglas P. Wieten            37  Chief Financial Officer,                        1992
                                 Controller and Treasurer


BUSINESS  EXPERIENCE  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

PETER T. KISSINGER, PH.D. founded the Company in 1974 and has served as its Chairman, President and Chief Executive Officer since 1974. He is also a part-time Professor of Chemistry at Purdue University where he has been teaching since 1975. Dr. Kissinger has a Bachelor of Science degree in Analytical Chemistry from Union College and a Doctorate in Analytical Chemistry from the University of North Carolina.

RONALD E. SHOUP, PH.D. has been Vice President, Research and Development since 1983 and President of the Company's research services unit, BAS Analytics, since 1990. Dr. Shoup has been instrumental in developing many of the Company's chromatographic applications. Dr. Shoup has a Bachelor of Science degree in Chemistry and Mathematics and a Ph.D. in Analytical Chemistry from Purdue University.

CRAIG S. BRUNTLETT, PH.D. has been Vice President, Electrochemical Products since 1992 and is responsible for sales, marketing and development of the Company's electrochemical products. From 1980 to 1990, Dr. Bruntlett was Director of New Product Development for the Company. Dr. Bruntlett has a Bachelor of Arts degree in Chemistry and Mathematics from St. Cloud State University in Minnesota and a Ph.D. in Chemistry from Purdue University.

DONNIE A. EVANS was the Company's first full-time employee, beginning as an electronics engineer in 1978. Since January of 1988, he has been Vice President, Engineering Services.

STEPHEN GEARY, PH.D. has been Vice President, United States Sales and Marketing since January 1992. Dr. Geary is responsible for the sales efforts of the Company's clinical products. Dr. Geary has a Bachelor of Science degree in Biology and Chemistry from Tufts University, a Master of Science degree in Biology from the University of New Hampshire and a Ph.D. in Biochemistry from Syracuse University.

CANDICE B. KISSINGER has been Vice President, International Sales and Marketing since July 1981. Mrs. Kissinger developed the Company's international distribution network and is responsible for managing the Company's advertising activities. Mrs. Kissinger has a Bachelor of Science degree in Microbiology from Ohio Wesleyan University and a Master of Science degree in Food Science from the University of Massachusetts. Mrs. Kissinger is the wife of Dr. Peter T. Kissinger.

LINA L. REEVES-KERNER has been Vice President, Human Resources since 1995 and is responsible for the administrative support functions of the Company, including shareholder relations, human resources and community relations. From 1980 to 1990 Ms. Reeves-Kerner served as an Administrative Assistant with the Company. Ms. Reeves-Kerner has a Bachelor of Science degree in Business Administration from Indiana Wesleyan University.

MICHAEL P. SILVON, PH.D. has been Vice President, Business Development since March 1997. From August 1996 until January 1997, Dr. Silvon was Manager, Technical Services for Great Lakes Chemical responsible for commercial technical support. From December 1994 until August 1996, Dr. Silvon was a self-employed consultant. From October 1993 until December 1994, Dr. Silvon was Vice President Sales and Marketing at Hi-Port, Inc., a custom formulations firm in Houston, Texas. Prior to that time, Dr. Silvon was a Regional Business Manager-Americas for Zeneca, responsible for outsourcing the needs of major pharmaceutical companies with key raw materials. Dr. Silvon has his Bachelor in Science in Chemistry from Loyola University of Chicago, a Ph.D. in Chemistry from the University of Vermont and a Master of Business Administration from Sacred Heart University.

JAMES B. SPENCE has been Managing Director, BAS Analytics Ltd., since July 1998. Since 1990 he had been Managing Director of Clinical Innovations, which was acquired by the Company in July 1998. Mr. Spence was made a Fellow of the Institute of Medical Laboratory Sciences in 1966.

DENISE M. WALLWORTH, PH.D. has been Managing Director, BAS Technicol Ltd. since March 1995 and is responsible for the Company's operations in the United Kingdom. Prior to that time she was Managing Director of Technicol Ltd., which was acquired by the Company in March 1995. Dr. Wallworth has a Bachelor of Science degree in Chemistry and a Doctorate in Organic Chemistry from the University of Manchester Institute of Science Technology.

DOUGLAS P. WIETEN has been Chief Financial Officer since September 1997, corporate Controller since February 1992 and Treasurer since March 1997 and is a certified public accountant. Prior to that time, Mr. Wieten worked at Ernst & Whinney (now Ernst & Young LLP), where he had been employed since 1984. Mr. Wieten has a Bachelor of Science degree in Accounting from Butler University.

WILLIAM E. BAITINGER has served as a director of the Company since 1979. Mr. Baitinger has been Director of Technology Transfer at Purdue University since 1988, responsible for all aspects of the program. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

MICHAEL K. CAMPBELL has served as a director of the Company since 1991. Mr. Campbell has been the President and Chief Executive Officer of Powerway, Inc., a software company, since January 1993. From January 1992 until January 1993, Mr. Campbell was Chief Financial Officer of Hurco Companies, Inc. and was president of Hurco Manufacturing, its largest division. Mr. Campbell has a Bachelor of Science degree in accounting from the University of Southern Indiana.

JOHN A. KRAEUTLER has served as a director of the Company since January 1997. Mr. Kraeutler has been President and Chief Operating Officer of Meridian Diagnostics, Inc. since August 1992 and is also a director. Prior to that time, Mr. Kraeutler was Executive Vice President and Chief Operating Officer of Meridian Diagnostics, Inc. Mr. Kraeutler has a Bachelor of Science degree in Biology from Fairleigh Dickinson University as well as a Master of Science degree in Biology and a Master of Business Administration from Seton Hall University.

W. LEIGH THOMPSON, PH.D., M.D., has served as a director of the Company since January 1997. Since 1995, Dr. Thompson has been chief executive officer of Profound Quality Resources, Inc., a scientific consulting firm. Prior to 1995, Dr. Thompson held various positions at Lilly Research Laboratories. Dr. Thompson has a Bachelor of Science degree in Biology from the College of Charleston, a Master of Science and a Doctorate in Pharmacology from the Medical University of South Carolina and a Medical Doctor degree from The Johns Hopkins University. Dr. Thompson is also a director of Chrysalis International Corporation, Corvas International, Inc., GeneMedicine, Inc., La Jolla Pharmaceutical Company, Medarex, Inc., Ophidian Pharmaceuticals, Inc. and Orphan Medical, Inc.

SCIENTIFIC  ADVISORY  BOARD

In 1985, the Company established a Scientific Advisory Board to assist the Company in its research and development activities. The Scientific Advisory Board is comprised of distinguished scientists from outside the Company who have significant accomplishments in areas of science and technology that are important to the Company's future. The Scientific Advisory Board interacts with the Company's scientific and management staff.

Each of the Scientific Advisory Board members is employed outside the Company and may have commitments to, or consulting or advisory contracts with, other entities that may conflict or compete with his or her obligations with the Company. Generally, members of the Scientific Advisory Board are not expected to devote a substantial portion of their time to Company matters.

Members of the Scientific Advisory Board do not receive any compensation in connection with attending meetings of the Scientific Advisory Board. They do, however, from time to time, receive compensation in connection with consulting services they render to the Company. In fiscal 1998 Dr. Thompson received $4,800 for consulting service rendered to the Company, and no other member of the Scientific Advisory Board received fees for consulting services.

FAMILY  RELATIONSHIPS

Peter T. Kissinger and Candice B. Kissinger are husband and wife. There is no other family relationship among the directors and executive officers of the Company.

COMPENSATION  OF  DIRECTORS

Directors who are not employees of the Company receive $800 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at such meetings. Directors of the Company or an affiliate of the Company who are not employed by the Company or any affiliate may also participate in the Company's Outside Director Stock Option Plans, as may be selected from time to time by the Compensation Committee. Dr. Thompson received an additional $4,800 as compensation for the services he rendered as a consultant to the Company. Directors who are employees of the Company do not receive any additional compensation for their services as directors.

COMMITTEES  AND  MEETINGS  OF  THE  BOARD  OF  DIRECTORS

The Board of Directors has established a Compensation and Incentive Stock Option Committee, an Audit Committee and an Executive Committee. The Compensation and Incentive Stock Option Committee of the Board of Directors (the "Compensation Committee") is comprised of Peter T. Kissinger and John A. Kraeutler. The responsibilities of the Compensation Committee include making recommendations to the Board of Directors with respect to: compensation arrangements for the executive officers of the Company; policies relating to salaries and job descriptions; insurance programs; and benefit programs of the Company, including its retirement plans. The Compensation Committee administers the 1990 and 1997 Employee Incentive Stock Option Plans. The Compensation Committee met one time during fiscal 1998.

The Audit Committee of the Board of Directors is comprised of William E. Baitinger and Michael K. Campbell. The Audit Committee reviews with the auditors the scope of the audit work performed, audit practices, any questions arising in the course of the audit work and inquiries as to other pertinent matters such as internal accounting controls, financial reporting, security and personnel staffing. The committee met twice during fiscal 1998.

The  Executive  Committee  is  comprised of Messrs. Kissinger, Shoup, Baitinger,
Kraeutler and Thompson. The Executive Committee may exercise all of the authority of the Board of Directors, subject to certain limitations with respect to payment of dividends, filling of vacancies on the Board, amendment of the Articles of Incorporation or Bylaws, and issuance of shares.

The Board of Directors has no nominating committee. The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Secretary, Bioanalytical Systems, Inc., 4701 Kent Avenue, West Lafayette, Indiana 47906.

The Board of Directors met four times during fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member.

EXECUTIVE  COMPENSATION

SUMMARY  COMPENSATION  TABLE

The following Summary Compensation Table sets forth certain information with respect to the aggregate compensation paid during each of the last three years to the Company's President and Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus exceeded $100,000 during fiscal 1998 (the "Named Executive Officers").



                                     Fiscal                    All Other
                                     Year    Salary   Bonus    Compensation
                                     ------  -------  -------  --------------
Peter T. Kissinger, Ph.D               1998  $85,000  $     -  $    26,893(1)
 Chairman of the Board; President      1997  $85,000  $21,250  $    25,380(1)
 and Chief Executive Officer           1996  $85,000  $ 4,250  $    26,788(1)

Ronald E. Shoup, Ph.D                  1998  $92,500  $     -  $     6,177(2)
 President, Research Services Unit;    1997  $84,254  $22,500  $     4,850(2)
 Vice President, Research and          1996  $78,431  $ 3,932  $     5,113(2)
 Development; Director

(1) Includes $20,865 of premiums paid on a life insurance policy on the lives of Dr. Kissinger and Mrs. Kissinger, the beneficiary of which is a trust established for their benefit, and contributions to the Company's 401(k) plan on Dr. Kissinger's behalf.

(2) Represents contributions to the Company's 401(k) plan on Dr. Shoup's behalf.

OPTIONS

A total of 95,000 Common Shares have been reserved for issuance under the Company's 1997 Employee Incentive Stock Option Plan and a total of 5,000 Common Shares have been reserved for issuance under the Company's 1997 Outside Director Stock Option Plan, of which options to purchase an aggregate of 35,000 and 4,000 Common Shares, respectively, have been granted at an exercise price of $8.00. In addition, at the date of this Proxy Statement options to purchase a total of 119,486 Common Shares were outstanding under the 1990 Employee Incentive Stock Option Plan at a weighted average exercise price of $1.18 per share, and no Common Shares were outstanding under the 1990 Outside Director Stock Option Plan. No further options may be granted under the 1990 Employee Incentive Stock Option Plan or the 1990 Outside Director Stock Option Plan.

The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers during fiscal 1998.


Option  Grants  in  Last  Fiscal  Year


                                                                           Potential           Potential
                                                                           Realizable Value    Realizable Value
                           Number of   % of Total                          at Assumed          at Assumed
                           Securities  Options                             Annual Rates of     Annual Rates of
                           Underlying  Granted to   Exercise               Stock Price         Stock Price
                           Options     Employees    Price      Expiration  Appreciation for    Appreciation for
                           Granted     in Year      ($/Share)  Date        Option Term         Option Term
                           ----------  -----------  ---------  ----------  ------------------  ------------------
                                                                                           5%                 10%
                                                                           ------------------  ------------------
Peter T. Kissinger, Ph.D.           -           -           -           -                  -                   -
Ronald E. Shoup, Ph.D.          4,000        11.4%       8.00  11/24/2007  $          20,120   $          51,000

The following table sets forth certain information concerning exercisable and unexercisable options held by the Named Executive Officers at September 30, 1998.



Aggregated  Option  Exercises  In  Last  Year  And  Fiscal  Year-End  Option  Values
                                                      Number of      Number of
                                                     Securities     Securities
                              Shares                 Underlying     Underlying      Value of
                             Acquired                Options at     Options at     Unexercised
                           on Exercise     Value    September 30,  September 30,  In-the-Money   September 30,
                               (#)       Realized       1998           1998        Options at       1998(1)
                           ------------  ---------  -------------  -------------  -------------  --------------
                                                      Exercisable  Unexercisable    Exercisable   Unexercisable
                                                    -------------  -------------  -------------  --------------
Peter T. Kissinger, Ph.D.        54,172   $310,406              -              -              -               -
Ronald E. Shoup, Ph.D.            2,300    $16,307         22,528          4,000        $89,065               -

(1)  Calculated  on the basis of $5.375 per share, which was the closing price of the Common Shares as reported on  the  NASDAQ  National  Market  System  on  September  30,  1998.


401(K)  SAVINGS  PLAN

The Company has a defined contribution retirement plan (the "401(k) Plan"), qualified under Sections 401(a) and 401(k) of the Code. All employees of the Company are eligible to enroll in the 401(k) Plan on the first April 1 or October 1 after completing one year of employment with the Company. The 401(k) Plan provides that the Company will contribute 2% of each eligible employee's compensation to the 401(k) Plan. In addition, each participant may contribute from 1% to 10% or none of their annual compensation. The Company may also make discretionary contributions based on a certain percentage of a participant's contributions under the 401(k) Plan, as determined by the Board of Directors. The Board approved a matching contribution of 38% beginning October 1, 1997. Contribution expense for the 401(k) Plan was $187,896 for the year ended September 30, 1998.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

Peter T. Kissinger and John A. Kraeutler serve on the Compensation Committee. Dr. Kissinger, the President and Chief Executive Officer of the Company, does not participate in decisions regarding his compensation. None of the Company's executive officers serves as a director of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated.

REPORT  OF  THE  COMPENSATION  AND  INCENTIVE  STOCK  OPTION  COMMITTEE

The Compensation and Incentive Stock Option Committee of the Board of Directors (the "Compensation Committee") has responsibility for the Company's executive compensation program. The Compensation Committee is currently comprised of Peter
T. Kissinger and John A. Kraeutler. The following report is submitted by the members of the Compensation Committee.

The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. The Company's compensation philosophy is to ensure that the delivery of compensation, both in the short and long term, is consistent with the sustained progress, growth and profitability of the Company and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company's executives with those of its long-term shareholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

     - A  base  salary  that  is  determined  by  individual  contributions  and sustained  performance  within  an established competitive salary  range.
	   Pay  for  performance  recognizes  the  achievement  of  financial goals, accomplishment of corporate and  functional objectives,  and  performance of individual business units  of  the  Company.

     - Grants of options under the Company's option plans that reward executives when  shareholder  value  is created through increase in the market value
	   of the Company's Common  Shares.  Stock option grants focus executives on
	   managing the Company from the perspective of  an  owner  with  an  equity
	   position in the business.

BASE SALARY. The salary, and any periodic increase thereof, of the President and Chief Executive Officer were and are determined by the Board of Directors of the Company based on recommendations made by the Compensation Committee, excluding Dr. Kissinger. The salaries, and any periodic increases thereof, of all other executive officers were and are determined by the Board of Directors based on Committee recommendations.

The Company, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering the Company's industry and industry in general. The level of base salary compensation for officers and key executives is determined by both their scope of responsibility and the established salary ranges for officers and key executives of the Company. Periodic increases in base salary are dependent on the executive's proficiency of performance in the individual's position for a given period and on the executive's competency, skill and experience.

Compensation levels for fiscal 1998 for the President and Chief Executive Officer, and for the other executive officers of the Company, reflected the positive performance of the Company in fiscal 1997 as well as the accomplishment of corporate and functional objectives.

OPTION PLANS. Granting of options pursuant to the Company's option plans is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, grants of options motivate executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in the Company's Common Shares. A total of 62,000 shares were granted December 11, 1998 under the 1997 Employee Incentive Stock Option Plan.

Respectfully  submitted,

Peter  T.  Kissinger
John  A.  Kraeutler

STOCK  PRICE  PERFORMANCE  GRAPH

The line graph below compares yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the Nasdaq Composite Index and a composite index based on a group of ten publicly traded contract research and chemical instrumentation organizations (the "Peer Group Index") for the period commencing November 24, 1997, the date of the Company's initial public offering, and ending September 30, 1998.

The Peer Group Index is comprised of Applied Analytical Industries; Bioreliance Corporation; CEM Corporation; Clintrials Research, Inc.; Collaborative Clinical Research, Inc.; Hach Company; Isco, Inc.; Molecular Devices Corporation; OI Corporation; and Premier Research Worldwide, Ltd. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on November 24, 1997, in each of Bioanalytical Systems, Inc. (at the initial public offering price), the Nasdaq Composite Index and the Peer Group Index.




Comparison  of  Cumulative  Total  Return
Among  Bioanalytical  Systems,  Inc.,  the  NASDAQ
Composite  Index,  and  the  Peer  Group  Index


                              11/24/97   9/30/98
                             ---------  --------

NASDAQ                       $     100  $ 106.73
PEER Group                   $     100  $  79.24
Bioanalytical Systems, Inc.  $     100  $  67.19

COMPLIANCE  WITH  REPORTING  REQUIREMENTS  OF  SECTION  16(A)
OF  THE  SECURITIES  AND  EXCHANGE  ACT  OF  1934

Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the knowledge of the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners have been made in a timely manner.


2.  RATIFICATION  OF  SELECTION  OF  INDEPENDENT  AUDITORS

Subject to ratification by the shareholders, the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 1999. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Ernst & Young LLP has acted as independent auditors for the Company since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the audits of the Company's financial statements.


3.  OTHER  MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations  of  the  Board  of  Directors  of  the  Company.

By  Order  of  the  Board  of  Directors,



/s/ Candice B. Kissinger
Candice  B.  Kissinger
Secretary
January  18,  1999